CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to our firm under the caption “Experts” in the combined Proxy Statement of Robeco Boston Partners Large Cap Value Fund, a series of The RBB Fund, Inc., and Prospectus for John Hancock Disciplined Value Fund, a series of John Hancock Funds III, included in this Registration Statement (Form N-14)(File No. 811-21777) of John Hancock Funds III, the caption “Financial Highlights” in the Institutional Class and Investor Class Prospectuses of the Robeco Boston Partners Large Cap Value Fund series of The RBB Fund, Inc. dated December 31, 2007, incorporated by reference in this Registration Statement, and the captions “Independent Registered Public Accounting Firms” and “Financial Statements” in the Statement of Additional Information of the Robeco Boston Partners Large Cap Value Fund series of The RBB Fund, Inc. dated December 31, 2007, incorporated by reference in this Registration Statement, and to the incorporation by reference in this Registration Statement of our report on the Robeco Boston Partners Large Cap Value Fund of The RBB Fund, Inc. dated October 26, 2007, included in the 2007 Annual Report to shareholders.
/s/ ERNST & YOUNG LLP
Philadelphia, Pennsylvania
September 15, 2008